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                                                                 Exhibit 10.30


                                 EMPLOYMENT AGREEMENT


          This EMPLOYMENT AGREEMENT, dated as of December 15, 1997, is by and between Mehrdad M. Moslehi (the "Employee") and CVC, Inc., a Delaware corporation (the "Company").

          The Company and the Employee hereby agree as follows:

          1. Employment. The Company hereby employs the Employee, and the Employee hereby accepts employment by the Company, upon the terms and conditions hereinafter set forth.

          2. Term. Subject to the provisions for earlier termination as herein provided, the employment of the Employee hereunder will be for the period commencing on the date hereof and ending on the third anniversary of such date. Effective on the first anniversary of the date hereof and on each successive anniversary date thereafter, the term shall automatically be extended by an additional one year unless, no later than 90 days prior to any such anniversary date, either the Company or the Employee gives written notice to the other that the term will not be extended, in which case the Employee's employment hereunder shall terminate upon the expiration of the then-current-term. The period of the Employee's employment under this Agreement, as it may be terminated or extended from time to time as provided herein, is referred to hereafter as the "Employment Period."

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          3.   Duties and Responsibilities.  The Employee will be employed by the Company in the position set forth on Annex A, a copy of which is attached hereto and the terms of which are incorporated herein by reference. The Employee will faithfully perform the duties and responsibilities of such office, as they may be assigned from time to time by the Board of Directors of the Company (the "Board") or the Board's designee, as specified on Annex A.

          4. Time to be Devoted to Employment. Except for vacation in accordance with the Company's policy in effect from time to time and absences due to temporary illness, the Employee shall devote full time, attention and energy during the Employment Period to the business of the Company. During the Employment Period, the Employee will not be engaged in any other business activity which, in the reasonable judgment of the Board or its designee, conflicts with the duties of the Employee hereunder, whether or not such activity is pursued for gain, profit or other pecuniary advantage.

          5.   Compensation; Reimbursement.

          (a) Base Salary. The Company will pay to the Employee an annual base salary of not less than the amount specified as the Initial Base Salary on Annex A, payable in accordance with the Company's normal payroll policy. The Employee's base salary shall be reviewed annually by the Compensation Committee of the Board (the "Committee") and shall be subject to increase at the option and sole discretion of the Committee.

          (b) Bonus. The Employee shall be eligible to receive, at the sole discretion of the Committee, an annual cash bonus based on pre-determined performance standards of the Company, such as under the Company's Performance Incentive Program as in effect on the date hereof.

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          (c)  Benefits; Stock Options.  In addition to the salary and cash bonus referred to above, the Employee shall be entitled during the Employment Period to participate in such employee benefit plans or programs of the Company, and shall be entitled to such other fringe benefits, as are from time to time made available by the Company generally to employees of the Employee's position, tenure, salary, and other qualifications. Without limiting the generality of the foregoing, the Employee shall be eligible for such awards, if any, under the Company's stock option plan as shall be granted to the Employee by the Committee or other appropriate designee of the Board acting in its sole discretion. Except to the extent provided in the next paragraph, the Employee acknowledges and agrees that the Company does not guarantee the adoption or continuance of any particular employee benefit plan or program or other fringe benefit during the Employment Period, and participation by the Employee in any such plan or program shall be subject to the rules and regulations applicable thereto.

          (d) Expenses. The Company will reimburse the Employee, in accordance with the practices in effect from time to time for other officers or staff personnel of the Company, for all reasonable and necessary traveling expenses and other disbursements incurred by the Employee for or on behalf of the Company in the performance of the Employee's duties hereunder, upon presentation by the Employee to the Company of appropriate vouchers or documentation.

          6. Death; Disability. If the Employee dies or is incapacitated or disabled by accident, sickness or otherwise, so as to render the Employee mentally or physically incapable of performing the services required to be performed by the Employee under this Agreement for a period that would entitle the Employee to qualify for long-term

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disability benefits under the Company's then-current long-term disability insurance program or, in the absence of such a program, for a period of 90 consecutive days or longer (such condition being herein referred to as a "Disability"), then (i) in the case of the Employee's death, the Employee's employment shall be deemed to terminate on the date of the Employee's death or (ii) in the case of a Disability, the Company, at its option, may terminate the employment of the Employee under this Agreement immediately upon giving the Employee notice to that effect. Disability shall be determined by the Board or the Board's designee. In the case of a Disability, until the Company shall have terminated the Employee's employment hereunder in accordance with the foregoing, the Employee shall be entitled to receive compensation provided for herein notwithstanding any such physical or mental disability.

          7. Termination For Cause. The Company may, with the approval of a majority of the Board, terminate the employment of the Employee hereunder at any time during the Employment Period for "cause" (such termination being hereinafter called a "Termination for Cause") by giving the Employee notice of such termination, upon the giving of which such termination will take effect immediately. For purposes of this Agreement, "cause" means (i) the Employee's willful and substantial misconduct, (ii) the Employee's repeated, after written notice from the Company, neglect of duties or failure to act which can reasonably be expected to affect materially and adversely the business or affairs of the Company or any subsidiary or affiliate thereof,
(iii) the Employee's material breach of any of the agreements contained in Sections 12 or 13 hereof, (iv) the commission by the Employee of any material fraudulent act with respect to the business and affairs of

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the Company or any subsidiary or affiliate thereof or (v) the Employee's conviction of (or plea of nolo contendere to) a crime constituting a felony.

          8. Termination Without Cause. The Company may terminate the employment of the Employee hereunder at any time without "cause" (such termination being hereinafter called a "Termination Without Cause") by giving the Employee notice of such termination, upon the giving of which such termination will take effect on the date specified on such notice which shall not be later than 30 days from the date such notice is given.

          9. Voluntary Termination. Any termination of the employment of the Employee hereunder, otherwise than as a result of death or Disability, a Termination For Cause, a Termination Without Cause or a termination for Good Reason (as defined below) following a Change in Control (as defined below), will be deemed to be a "Voluntary Termination." A Voluntary Termination will be deemed to be effective immediately upon such termination or, at the Company's option, up to 30 days following a notice of voluntary termination given by the Employee.

          10.  Effect of Termination of Employment.

          (a) Rights upon Termination. Upon the termination of the Employee's employment hereunder, neither the Employee nor the Employee's beneficiaries or estate will have any further rights or claims against the Company under this Agreement except the right to receive (i) the unpaid portion of the base salary provided for in Section 5(a) hereof, computed on a pro rata basis to the date of termination, (ii) payment of his previously accrued but unpaid rights that are then payable in accordance with the terms of any incentive compensation, stock option, retirement, employee welfare or other employee

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benefit plans or programs of the Company in which the Executive is then participating in accordance with Sections 5(b) and 5(c) hereof and (iii) reimbursement for any expenses for which the Employee shall not have theretofore been reimbursed as provided in Section 5(d) hereof.

          (b) Forfeiture of Rights. In the event that, subsequent to termination of employment hereunder, the Employee (i) breaches any of the provisions of Section 12 or 13 hereof or (ii) directly or indirectly makes or facilitates the making of any adverse public statements or disclosures with respect to the business or securities of the Company, all payments and benefits to which the Employee may otherwise have been entitled pursuant to
Section 10(a) hereof shall immediately terminate and be forfeited, and any portion of such amounts as may have been paid to the Employee shall forthwith be returned to the Company.

          11.  Change in Control Provisions.

          (a) Effect of Change in Control. In the event of a Change in Control during the Employment Period, all options held by the Employee to purchase shares of the Company's stock that are not then vested and exercisable in accordance with the terms of such options or the terms of any Company stock option plan shall become immediately and fully vested and exercisable as of the effective date of the Change in Control; provided, however, that no such vesting shall occur if provision has been made in writing in connection with such transaction for (a) the continuation of such plan and/or the assumption of such options by a successor corporation (or a parent or subsidiary thereof) or (b) the substitution for such options of new options covering the stock of a successor corporation (or a parent or subsidiary thereof), with appropriate adjustments as to the number and kinds

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of shares and exercise prices.  In the event of any such continuation, assumption or substitution, such plan and/or such options shall continue in the manner and under the terms so provided.

          (b) Effect of Termination Following Change in Control. In the event of a Change in Control and a subsequent termination of the Employee's employment during the Employment Period, either by the Company as a Termination Without Cause or by the Employee for Good Reason (as defined below), (i) the Employee shall be entitled to receive the same payments and other rights as provided for in Sections 10(a) hereof, (ii) the Employee shall be entitled to receive a severance payment in the form a cash lump sum, paid within 15 days of the date of termination, with the amount of such payment to be the aggregate amount of the Employee's base salary as in effect immediately prior to such termination payable over the period of months specified in Annex A, but discounted to present value from the dates such payments would otherwise be made to the Employee, based on the 100% short-term Applicable Federal Rate (compounded annually) under Section 1274(d) of the Internal Revenue Code as in effect at the time of payment,
(iii) if such termination occurred within 12 months following the effective date of a Change in Control, any options held by the Employee as of such effective date to purchase shares of the Company's stock that were not vested and exercisable as of such date of termination shall become immediately and fully vested and exercisable as of such date of termination and (iv) the Employee shall retain the right to exercise any options to purchase shares of the Company's stock until the earlier of (a) 12 months following the date of such termination or (b) the expiration of the original full term of each such option.

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          (c)  Definition of Change in Control. For purposes of this
Agreement, a "Change in Control" shall be deemed to have occurred upon:

          (i) an acquisition subsequent to the date hereof by any person, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then outstanding shares of common stock of the Company ("Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company,
     (2) any acquisition by the Company and (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company;

          (ii) a change in the composition of the Board such that during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so

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     approved, cease for any reason to constitute at least a majority of the members thereof;

          (iii) the approval by the stockholders of the Company of a merger, consolidation, reorganization or similar corporate transaction, whether or not the Company is the surviving corporation in such transaction, in which outstanding shares of Common Stock are converted into (A) shares of stock of another company, other than a conversion into shares of voting common stock of the successor corporation (or a holding company thereof) representing 80% of the voting power of all capital stock thereof outstanding immediately after the merger or consolidation or (B) other securities (of either the Company or another company) or cash or other property;


          (iv) the approval by the stockholders of the Company of (A) the sale or other disposition of all or substantially all of the assets of the Company or (B) a complete liquidation or dissolution of the Company; or

          (v) the adoption by the Board of a resolution to the effect that any person has acquired effective control of the business and affairs of the Company.

           (d) Good Reason Following Change in Control. For purposes of this Agreement, termination for "Good Reason" shall mean termination by the Employee of his employment with the Company, within six months immediately following a Change in Control, based on:

          (i) any diminution in the Employee's position, title, responsibilities or authority from those in effect immediately prior to such Change in Control; or


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          (ii) the breach by the Company of any of its material obligations under this Agreement.

          12. Nondisclosure of Information. The Employee will not, at any time during or after the Employment Period, disclose to any person, firm, corporation or other business entity, except as required by law, any non-public information concerning the business, products, clients or affairs of the Company or any subsidiary or affiliate thereof for any reason or purpose whatsoever, nor will the Employee make use of any of such non-public information for personal purposes or for the benefit of any person, firm, corporation or other business entity except the Company or any subsidiary or affiliate thereof.

          13. Company Right to Inventions. The Employee will promptly disclose, grant and assign to the Company, for its sole use and benefit, any and all inventions, improvements, technical information and suggestions relating in any way to the business of the Company which the Employee may develop or acquire during the Employment Period (whether or not during usual working hours), together with all patent applications, letters patent, copyrights and reissues thereof that may at any time be granted for or upon any such invention, improvement or technical information. In connection therewith:

          (i) the Employee shall, without charge, but at the expense of the Company, promptly at all times hereafter execute and deliver such applications, assignments, descriptions and other instruments as may be necessary or proper in the opinion of the Company to vest title to any such inventions, improvements, technical information, patent applications, patents, copyrights or reissues thereof in

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     the Company and to enable it to obtain and maintain the entire right and title thereto throughout the world; and

          (ii) the Employee shall render to the Company, at its expense (including a reasonable payment for the time involved in case the Employee is not then in its employ), all such assistance as it may require in the prosecution of applications for said patents, copyrights or reissues thereof, in the prosecution or defense of interferences which may be declared involving any said applications, patents or copyrights and in any litigation in which the Company may be involved relating to any such patents, inventions, improvements or technical information.

          14. Enforcement. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforceable to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, to the extent that a restriction contained in this Agreement is more restrictive than permitted by the laws of any jurisdiction where this Agreement may be subject to review and interpretation, the terms of such restriction, for the purpose only of the operation of such restriction in such jurisdiction, will be the maximum restriction allowed by the laws of such jurisdiction and such restriction will be deemed to have been revised accordingly herein.

          15. Remedies; Survival. (a) The Employee acknowledges and understands that the provisions of the covenants contained in Sections 12 and 13 hereof, the violation of which cannot be accurately compensated for in damages by an action at law, are of crucial importance to the Company, and that the breach or threatened breach of the provisions of this Agreement would cause the Company irreparable harm. In the event of a

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breach or threatened breach by the Employee of the provisions of Section 12 or 13 hereof, the Company will be entitled to an injunction (without the posting of any bond) restraining the Employee from such breach. Nothing herein contained will be construed as prohibiting the Company from pursuing any other remedies available for any breach or threatened breach of this Agreement.

          (b) Notwithstanding anything contained in this Agreement to the contrary, the provisions of Sections 12, 13, 14 and 15 hereof will survive the expiration or other termination of this Agreement until, by their terms, such provisions are no longer operative.

          16. Notices. Notices and other communications hereunder will be in writing and will be delivered personally or sent by air courier or first class certified or registered mail, return receipt requested and postage prepaid, addressed as follows:

if to the Employee:           as specified in Annex A




and if to the Company:        CVC, Inc.
                              525 Lee Road
                              Rochester, New York 14606
                              Attention:  Secretary

with a copy to:               Frederick W. Kanner, Esq.
                              Dewey Ballantine LLP
                              1301 Avenue of the Americas
                              New York, NY 10019



All notices and other communications given to any party hereto in accordance with the provisions of this Agreement will be deemed to have been given on the date of delivery, if personally delivered; on the business day after the date when sent, if sent by air courier; and

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on the third business day after the date when sent, if sent by mail, in each case addressed to such party as provided in this Section 16 or in accordance with the latest unrevoked direction from such party.

          17. Binding Agreement; Benefit. The provisions of this Agreement will be binding upon, and will inure to the benefit of, the respective heirs, legal representatives and successors of the parties hereto.

          18. Governing Law. This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of New York, without reference to conflict of law principles.

          19. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement by the other party must be in writing and will not operate or be construed as a waiver of any subsequent breach by such other party.

          20.  Entire Agreement; Amendments.  This Agreement (including Annex
A) contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings among the parties with respect thereof. This Agreement may be amended only by an agreement in writing signed by the parties hereto.

          21. Headings. The section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

          22. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof,

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and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

          23. Assignment. This Agreement is personal in its nature and the parties hereto shall not, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, that the provisions hereof (including, without limitation, Sections 12 and 13) will inure to the benefit of, and be binding upon, each successor of the Company, whether by merger, consolidation, transfer of all or substantially all of its assets or otherwise.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

EMPLOYEE                       CVC, INC.



-------------------------     --------------------------------
                              Christine B. Whitman
                              Chairman, President and
                              Chief Executive Officer

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                                       ANNEX A
                                          to
                                 Employment Agreement





                       Name of Employee:  Merhdad M. Moslehi







1.   Position:                               Senior Vice President and
                                             Chief Technology Officer

2.   Board of Directors' Initial
     Designee to whom Employee
     Shall Report:                           Chief Executive Officer

3.   Initial Base Salary:                    $142,771


4.   Number of months used to
     calculate lump sum severance
     payment in the event of a
     Change in Control:                      12 months

5.   Employee's address for notices:         956 Stanley Avenue
                                             Los Altos, CA  94024


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